UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2009

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	000-50992	65-0771145
(State or Other Jurisdiction of Incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing Period

By Form 8-K dated August 11, 2009, First State Financial Corporation (the “Company”) announced that First State Bank (the “Bank”), the wholly owned subsidiary of First State Financial Corporation, was closed by the Florida Office of Financial Regulation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver. To protect the depositors, the FDIC entered into a purchase and assumption agreement with Stearns Bank, National Association, St. Cloud, Minnesota, to assume all of the deposits of First State Bank, excluding those from brokers.

On August 7, 2009 the FDIC issued a press release, a copy of which was attached as Exhibit 99.1 to the August 11, 2009 Form 8-K.

On August 12, 2009 the NASDAQ stock market advised the Company that its common stock will be delisted from The NASDAQ global select market. The Company does not intend to take any action to appeal the suspension and, therefore, the Company’s common stock has been delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: August 31, 2009	By:	/s/ John E. (“Jed”) Wilkinson
John E. (“Jed”) Wilkinson
President and Chief Executive Officer